Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Carespeak Communications, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Carespeak Communications, Inc. (“the Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2018.

Salt Lake City, UT

December 10, 2018

CARESPEAK COMMUNICATIONS, INC

CONSOLIDATED BALANCE SHEETS FOR THE YEARS ENDED

DECEMBER 31, 2017 and 2016

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$135,210	$154,431
Accounts Receivable	129,382	16,798
Other current assets	18,900	-
Total Current Assets	283,492	171,229

PROPERTY AND EQUIPMENT, NET	2,483	4,583

TOTAL ASSETS	$285,975	$175,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$74,890	$57,879
Deferred revenue	74,880	31,439
TOTAL LIABILITIES	149,770	89,318

Stockholders’ Equity
Common stock, with no par value, 200,000 authorized and 1,087 shares issued and outstanding at December 31, 2017 and 2016	-	-
Additional paid-in-capital	356,445	351,951
Accumulated deficit	(220,240)	(265,457)
Total Stockholders’ Equity	136,205	86,494
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$285,975	$175,812

The accompanying notes are an integral part of these financial statements.

CARESPEAK COMMUNICATIONS, INC

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS

ENDED DECEMBER 31, 2017 and 2016

	For the year ended December 31,	For the year ended December 31,
	2017	2016

Net Revenue	$800,459	$532,599
General & Administrative Expenses	755,245	555,311
Income (loss) from operations	45,214	(22,712)

Other Income (expense)
Interest income	3	15
Total Other Income	3	15
Income (loss) before provision for income taxes	45,217	(22,697)
Provision for income taxes	-	-
Net Income (loss)	$45,217	$(22,697)

Weighted average number of shares outstanding: Basic & Dilutive	1,087	1,087

Net income per share: Basic & Dilutive	41.60	(20.88)

The accompanying notes are an integral part of these financial statements.

CARESPEAK COMMUNICATIONS, INC

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE YEARS

ENDED DECEMBER 31, 2017 and 2016

	Common	Common	Additional		Total
	Stock	Stock	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2015	1,087	$-	$351,951	$(242,760)	$109,190

Net Loss				(22,697)	(22,697)

Balance, December 31, 2016	1,087	-	351,951	(265,457)	86,494

Issuance of stock options to employees			4,494		4,494
Net Income				45,217	45,217

Balance, December 31, 2017	1,087	$-	$356,445	$(220,240)	$136,205

The accompanying notes are an integral part of these financial statements.

CARESPEAK COMMUNICATIONS, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS

ENDED DECEMBER 31, 2017 and 2016

	For the years ended
	December 31
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	$45,217	$(22,697)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	2,100	2,860
Stock compensation	4,494	-
Changes in:
Accounts receivable	(112,584)	18,945
Other assets	(18,900)	468
Accounts payable and accrued expenses	17,011	48,202
Deferred revenue	43,441	23,772
NET CASH USED IN OPERATING ACTIVITIES	(19,221)	71,551

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	(19,221)	71,551
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	154,431	82,880
CASH AND CASH EQUIVALENTS - END OF PERIOD	135,210	154,431

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	-	-
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these financial statements.

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 1 – NATURE OF BUSINESS

CareSpeak Communications, Inc. is a technology solutions company that provides digital messaging services to the healthcare industry. Through its cloud based Mobile Health Messenger (“MHM”) Platforms, the Company provides interactive health messaging for improved medication adherence and care coordination. The Company’s HIPAA-compliant, automated, mobile messaging platforms allows pharmaceutical manufactures and related entities to directly engage with patients to improve regimen compliance.

The company was incorporated on February 14, 2006, in the state of New Jersey. On September 28, 2016, the Company acquired 100% of the stock of Vero Simplex D.O.O., a limited liability company located in Zagreb, Croatia. The company name was changed to CareSpeak Communications D.O.O. and operates as a Controlled Foreign Corporation (“CFC”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year-end.

Principles of Consolidation

The financial statements reflect the consolidated results of CareSpeak Communications, Inc. (a New Jersey corporation) and its wholly owned subsidiary, CareSpeak Communications D.O.O., a CFC location in Croatia. All material inter-company transactions have been eliminated in the consolidation.

Cash and Cash Equivalents

For purposes of the accompanying financial statements, the Company considers all highly liquid instruments with an initial maturity of three months or less to be cash equivalents.

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The fair value of cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses and deferred revenue approximates the carrying amount of these financial instruments due to their short-term nature.

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the disclosure requirements around fair value establish a fair value hierarchy for valuation inputs, which is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – Inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques. The Company’s stock options and warrants are valued using level 3 inputs.

The carrying value of the Company’s financial assets and liabilities, which consist of cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses and deferred revenue, are valued using level 1 inputs. The Company believes that the recorded values approximate their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Because the Company’s customers are primarily large well-capitalized companies, historically there has been very little bad debt expense. Bad debt expense was $0 for each of the years ended December 31, 2017 and 2016. The allowance for doubtful accounts was $0 as of both December 31, 2017 and 2016.

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of three to seven years using the straight-line method of depreciation for book purposes. Maintenance and repairs of property and equipment are charged to operations as incurred.

Revenue Recognition

Revenue is recognized when it is earned. Revenues include project design and implementation fees, annual license fees, on boarding fees and per patient per month (“PPM”) fees.

We recognize project design and implementation fees that are required for strategic consulting, program development and pre-launch project management. The revenue for design and implementation fees is recognized as specific milestones are reached over the course of the contract. Once the project has launched customers are charged an annual platform licensing fee which is recognized over the course of the year. These fees are charged quarterly and recognized as recurring monthly revenue.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the carrying value of assets, depreciable and amortizable lives of tangible and intangible assets, the carrying value of liabilities, the amount of revenue to be billed, and the timing of revenue recognition and related revenue share expenses. Actual results could differ from these estimates.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties.

Major Customers

The Company has five major customers that accounted for approximately 60% and 77% of sales for the years ended December 31, 2017 and 2016, respectively.

Major Vendor

The Company has one major vendor that accounted for approximately 10% of general and administrative costs for the year ended December 2016.

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Company expenses research and development expenses as incurred. Our research efforts are focused on understanding the market dynamics that have the potential to affect the business and increase revenue in both the short and long term. Our primary goal is to increase revenue by helping patients better understand and adhere to the medicines their doctors prescribe, as well as other healthcare products and services they need. Based on this, the Company continually seeks ways to improve its technology to enhance user experiences, and to develop new services and solutions for its customers.

Share-based Payments

The Company uses the fair value method to account for stock-based compensation. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered. The fair value of each award is estimated on the date of each grant. Options are estimated using a combination of pricing models including the Discounted Future Benefits Method, Guideline Public Company Method and Guideline Company Transactions Method that uses the assumptions noted in the following table. These values were weighted and discounted based on lack of marketability and lack of control. Estimated volatilities are based on the historical volatility of the annualized daily returns observed over the period from company inception up to the grant date. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The Company uses historical data to estimate option exercise behavior and to determine this term. The risk-free rate used is based on the U.S. Treasury yield curve in effect at the time of the grant using a time period equal to the expected option term. The Company has never paid dividends and does not expect to pay any dividends in the future.

2017

Expected dividend yield	0%
Risk free interest rate	1.62% - 1.73%
Expected option term	3.5 years
Turnover/forfeiture rate	0%
Expected volatility	58% - 62%

The valuation models were developed for use in estimating the fair value of options for private companies. These methods value the company based on the pricing multiples observed for similar companies that were sold or are traded. These option valuation models require the input of, and are highly sensitive to, subjective assumptions including the expected volatility. CaresSpeak Communications, Inc.’s stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions could materially affect the fair value estimate.

Earnings (Loss) Per Common Shares

The computation of basic earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents, which would arise from the exercise of options during the year. The number of common shares potentially issuable upon exercise of certain options that were excluded from the diluted earnings (loss) common share calculation was approximately 130.5, because they are anti-dilutive as a result of the exercise price exceeding the estimated fair value at December 31, 2017.

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recently Issued Accounting Guidance

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – PROPERTY AND EQUIPMENT

The Company owned equipment recorded at cost which consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Computer equipment	$13,785	$13,785
Office equipment	10,515	10,515
Furniture and fixtures	921	921
Subtotal	25,221	25,221
Accumulated depreciation	(22,738)	(20,638)
Property and equipment, net	$2,483	$4,583

Depreciation expense was $2,100 and $2,860 for the years ended December 31, 2017 and 2016, respectively.

NOTE 4 – ACCOUNTS PAYABLE & ACCRUED LIABILITIES

The company accrued expenses consisted of the following at December 31, 2018 and 2017, respectively.

	2017	2016
Pension liability	$41,998	$-
Accounts payable	22,079	10,327
Payroll and payroll tax payable	10,525	1,623
Other	287	45,929
	$74,890	$57,879

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 5 – DEFERRED REVENUE

The Company has several signed contracts with customers for services, which include payment in advance. The payments are not recorded as revenue until the revenue is earned under its revenue recognition policy discussed in Note 2. Deferred revenue was $74,880 and $31,439 as of December 31, 2017 and 2016, respectively.

NOTE 6 – COMMON STOCK

The Company had 200,000 shares of common stock, with no par value per share, authorized as of December 31, 2017 and 2016. There were 1,087 shares of common stock issued and outstanding at December 31, 2017 and 2016. There were no issuances of common stock during the years ended December 31, 2017 and 2016.

NOTE 7 – STOCK OPTIONS

The Company sponsors a stock-based incentive compensation plan known as the 2009 Equity Compensation Plan (the “Plan”), which was established by the Board of Directors of the Company in July of 2009. A total of 200,000 shares were initially available for issuance under the Plan. A total of 130.5 options have been granted and remain outstanding at December 31, 2017. The Company has 199,869.5 shares available to grant under the Plan at December 31, 2017, limited to 198,783 by the total number of authorized shares of 200,000 and current outstanding shares of 1,087.

The Plan allows the Company to grant incentive stock options, nonqualified stock options, option awards, stock units, stock appreciation rights and other equity-based awards. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Options granted to persons who are non-exempt employees may not be exercisable for at least six months after that the date of the grant. Non-qualified options may be granted to employees, non-employee directors and key advisors. The Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the Plan.

The compensation cost that has been charged against income related to options for the years ended December 31, 2017 and 2016, was $4,494 and $0, respectively. No income tax benefit was recognized in the income statement and no compensation was capitalized in any of the years presented. The remaining expense to be recognized at December 31, 2017 was $12,071.

The Company had the following option activity during the years ended December 31, 2017 and 2016:

	Number of Options	Weighted average exercise price
Outstanding January 1, 2016	2.5	$3,465
Granted - 2016	-	-
Exercised - 2016	-	-
Expired - 2016	-	-
Balance, December 31, 2016	2.5	3,465
Granted - 2017	128	1,831
Exercised - 2017	-	-
Expired - 2017	-	-
Balance, December 31, 2017	130.5	$1,862

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 8 – OPERATING LEASES

The Company has a short-term lease on shared office space in Somerset, New Jersey expiring March 31, 2018. The lease is a twelve-month lease calling for twelve monthly payments of $700.

The Company also has a short-term lease on an office space in Zagreb, Croatia expiring July 4, 2018. The lease is a twelve-month lease calling for twelve monthly payments of 550 €, approximate $630 USD.

NOTE 9 – MAJOR CUSTOMERS

The Company had the following major customers that individually accounted for 10% or more of revenue in any one of the years presented:

	2017	Percentage	2016	Percentage
Customer A	$121,000	15%	-	0%
Customer B	101,000	13%		0%
Customer C	171,000	21%	62,000	11%
Customer D	95,000	12%		0%
Customer E	-	0%	125,000	21%
Customer F	-	0%	109,000	19%
Customer G	-	0%	153,000	26%

NOTE 10 – INCOME TAXES

As of December 31, 2017, the Company had net operating loss carry forwards of approximately $47,000 that expire in 2034 that are available to offset future taxable income. In the future, the cumulative net operating loss carry-forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

The provision for Federal income tax consists of the following for the years ended December 31, 2017 and 2016:

	2017	2016
Federal income tax benefit (expense) attributable to:
Current operations	$(15,000)	$8,000
Permanent and timing differences (net)	(2,000)	-
R&D credit	12,000	6,000
Tax rate change	(25,000)	-
Valuation allowance	30,000	(14,000)
Net provision for federal income tax	$-	$-

CARESPEAK COMMUNICATIONS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 and 2016

NOTE 10 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34%, as of December 31, 2016, and 21% as of December 31, 2017, of significant items comprising our net deferred tax amount is as follows as of December 31, 2017 and 2016:

	2017	2016

Deferred tax asset attributable to:
Net operating loss carryover	$10,000	$58,000
Depreciation and amortization	1,000	1,000
Stock compensation	1,000	-
R&D credit	47,000	35,000
Other (net)	30,000	22,000
Valuation allowance	(89,000)	(116,000)
Net deferred tax asset	$-	$-

Under certain circumstances issuance of common shares can result in an ownership change under Internal Revenue Code Section 382 which limits the Company’s ability to utilize carry forwards from prior to the ownership change. Any such ownership change resulting from stock issuances and redemptions could limit the Company’s ability to utilize any net operating loss carry forwards or credits generated before this change in ownership. These limitations can limit both the timing of usage of these laws, as well as the loss of the ability to use these net operating losses. The sale of the Company in October 2018 resulted in such an ownership change.

NOTE 11 – RETIREMENT PLAN

The Company offers Simplified Employee Pension-Individual Retirement Accounts Contribution Agreement for the benefit of all employees who have provided services for at least three years and are at least 21 years of age. The employer agrees to provide discretionary contributions each calendar year to the individual retirement account or individual retirement annuity (IRA) of each qualified employee. The plan was adopted in 2017. There was expense of $41,998 and $0 recorded in 2017 and 2016, respectively.

NOTE 12 – BUSINESS COMBINATION

On September 28, 2016, the Company acquired 100% of the stock of Vero Simplex, d.o.o. and limited liability company registered in Zagreb, Croatia for a purchase price of, 20,000 HRK, approximately $3,100 USD. No significant liabilities were acquired, and no goodwill was recorded.

NOTE 13 – RELATED PARTY TRANSACTION

The Company purchased Vero Simplex, d.o.o. which was owned by the majority shareholder of CareSpeak Communications, Inc. The purchase price was equal to the initial capital contribution made by the majority shareholder.

NOTE 14 – SUBSEQUENT EVENTS

On October 17, 2018 100% of the stock of the Company was purchased by OptimizeRx Corporation, a Nevada corporation. All Company Options outstanding immediately prior to the effective time of the Closing were cancelled. All Option holders received consideration for the cancellation in accordance with the Stock Purchase Agreement by and Among CareSpeak Communications, Inc. and OptimizeRx Corporation.